EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of the 17th day of July, 2019, by and between PreCheck Health Services, Inc., a Florida corporation with offices located at 305 W. Woodard Street, Suite 221, Denison TX 75020 (“Purchaser”), and Justin Anderson and Stacey Anderson, whose address is 712 Thousand Oaks Drive, Cartwright, OK 74731(collective, “Sellers” and each, individually, a “Seller”).

W I T N E S S E T H:

WHEREAS, Sellers own all of the issued and outstanding capital stock of JAS Practice Management, Inc., a Texas corporation d/b/a JAS Consulting, Inc. (“JAS”), and Center for Psychological Development, Inc., an Oklahoma corporation doing business as CPD Integrated Health Care (“CPD,” and, together with JAS, the “Companies” and each, individually, a “Company”); and

WHEREAS, JAS performs billing and related services for medical and medical related companies, including Purchaser (the “JAS Business”), and CPD offers primary care and outpatient behavioral health services in seven locations in Oklahoma and Texas (the “CPD Business,” and, together with the JAS Business, the “Business”); and

WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, on and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of each class of stock of each of the Companies (collectively, the “Company Stock”); and

WHEREAS, Sellers own one hundred percent (100%) of the all of the issued and outstanding Company Stock;

WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the respective meanings set forth in Section 9 of this Agreement;

WHEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties to this Agreement hereby agree as follows:

1. Purchase of the Company Stock.

(a) Purchase of Company Stock. Subject to the terms and conditions of this Agreement, Sellers shall sell the capital stock of each of the Companies (the “Company Stock”) to Purchaser, and Purchaser shall purchase the Company Stock from Sellers for a purchase price consisting of (i) a payment to the Sellers of $1,000,000 and (ii) issue to the Sellers a total of 5,000,000 shares (the “Shares”) of a newly-created series of Purchaser’s preferred stock, to be designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock shall have the provisions set forth on Exhibit A to this Agreement.

(b) Financial Statements. As promptly as possible after the execution of this Agreement, Sellers shall cause the Companies to prepare the balance sheet of the Companies as of the March 31, 2019, December 31, 2018 and 2017and the results of its operations, changes in stockholders’ equity and cash flows for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, on a combined basis in same manner as if the Companies were the sole members of a consolidated group, with all inter-company items being eliminated. The financial statements at December 31, 2018 and 2017 and for the years ended shall be audited by the Company’s independent public accountants, and the financial statements at March 31, 2019 and for the three months then ended shall be reviewed by such accountants. Such financial statements are collectively referred to as the “Financial Statements.” The Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied. Sellers’ independent accountants shall be an accounting firm that has an SEC practice department and is reasonably acceptable to Purchaser.

(c) Purchase Price Allocation. The Purchase Price, other than $50,000, which shall be allocated to the Covenants, shall be allocated 50% to the purchase of the stock of each Company.

(d) Closing. The purchase and sale contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the office of the Purchaser or such other place as may be agreed upon by the parties, on such date (the “Closing Date”) as Purchaser may determine, which shall be not later than ten business days after the delivery of the Financial Statements and the Sellers’ Disclosure Letter, as hereinafter defined.

2. Representations and Warranties of Sellers. Sellers hereby jointly and severally represent and warrant to Purchaser, as follows, except as stated with respect to a specific representation or warranty in a Sellers’ Disclosure Letter dated the date of this Agreement, delivered by Sellers to Purchaser not later than five business days prior to the scheduled closing date, which specifically identifies the Section of this Agreement with respect to which the information is provided (hereinafter called the “Sellers’ Disclosure Letter”):

(a) General.

(i) Each Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation, and is qualified to conduct business as a foreign corporation in each state in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be qualified will not have a Material Adverse Effect. Each Company has full corporate power and authority to carry on its Business and to own or lease all of its properties and assets as and in the places such business is now conducted. CPD is qualified as a foreign corporation in the State of Texas. Except for the Subsidiaries listed on Exhibit B, neither Company nor any subsidiary has any subsidiaries and neither Company nor any subsidiary has any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity. Complete and correct copies of the certificate of incorporation of each Company and each Subsidiary, certified by the Secretary of State of the state of their respective incorporations, and the by-laws of each Company and each Subsidiary, certified by the secretary or other officer of such Company or Subsidiary (collectively, the “Organizational Documents”), and a list of the present officers and directors of each Company and each Subsidiary, certified by the corporate secretary or other officer, have been delivered to Purchaser.

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(ii) Exhibit B to this Agreement sets forth the authorized, issued and outstanding capital stock of each Company and each Subsidiary. Sellers are the sole holders of the Company Stock. Neither any Company nor any Subsidiary nor either Seller is a party to any agreement or understanding pursuant to which any securities of any class are to be issued or created or transferred. Neither Company nor any Subsidiary has issued any Convertible Securities upon the exercise or conversion of which or pursuant to the terms of which any additional shares of any class or series of capital stock may be issued. No Company or Subsidiary has any formal or informal agreements or understandings pursuant to which it can or will acquire or issue any shares of any class of capital stock of either Company or any Subsidiary. Neither any Company nor any Subsidiary nor either Seller has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it granted or may have issued or granted any person any Convertible Security or any interest in either Company or any Subsidiary or in any Company’s or any Subsidiary’s earnings or profits, however defined. The outstanding shares of Company Stock and the capital stock of each Subsidiary are not subject to any Claim and are duly and validly authorized and issued, fully-paid and non-assessable, having the terms and provisions set forth in such Company’s or such Subsidiary’s certificate of incorporation. The outstanding shares of Company Stock have not been issued in violation of so-called “preemptive rights” provisions, if any, contained in the laws governing the incorporation of the Company or in the Company’s Organizational Documents or any right of first refusal held by any person.

(iii) Each Seller has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of each Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except that remedies that the grant equitable relief are in the discretion of the court. All necessary action required to be taken by each of the Companies for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

(iv) No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by either Seller or either Company in connection with the execution and performance by Seller of this Agreement.

(v) The conduct by CPD of its Business as presently conducted, does not, and the acquisition by the Purchaser of the stock of CPD will not, violate or result in the violation of, the laws of the State of Texas or the State of Oklahoma relating the corporate practice of medicine.

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(vi) Neither Seller is insolvent, and neither the execution of this Agreement by Seller nor the performance of its terms will render either Seller insolvent.

(vii) Except as a stockholder of the Companies, Seller is not engaged, directly or indirectly, in the Business, whether conducted by Seller or otherwise.

(b) Financial.

(i) Seller will deliver to Purchaser the Financial Statements. The Financial Statements, when delivered, will be in accordance with all books, records and accounts of the Company, will be true, correct and complete and prepared in accordance with generally accepted accounting principles, consistently applied. The Financial Statements will not show a material adverse change from the preliminary financial statements previously provided by Sellers to the Purchaser. The Financial Statements will be audited by a recognized accounting firm with an SEC practice, which firm is independent as to the Company under the rules of the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Financial Statements will present the financial position of the Companies at the respective balance sheet dates, and the results of the Companies’ operations, changes in stockholders’ equity and cash flows for the periods covered. The Financial Statements for the three months ended March 31, 2019 include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

(ii) At the close of business on March 31, 2019, no Company had any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed on the March 31, 2019 Balance Sheet. Neither Company not any Subsidiary has guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any person, corporation, partnership, limited liability company or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection. Neither Company not any Subsidiary has any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements.

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(iii) The Sellers have provided Purchaser with a schedule of accounts receivables of each Company and each Subsidiary on an aging basis as of the date of this Agreement, together with a reserve for doubtful accounts with respect to such accounts receivable. All of the accounts receivable on the date of this Agreement are, and all accounts receivable outstanding on the Closing Date will be, valid and enforceable rights against the account debtor arising from the bona fide sale of goods or the performance of services in the normal course of business and are at standard rates and terms. None of the accounts receivable are subject to any claim or right of offset or set-off. The reserve established by the Company for doubtful accounts receivable is reasonable and consistent with past practice. No account debtor has refused or threatened to refuse to pay any or all of its obligations to either Company or any Subsidiary for any reason, (B) to the Best Knowledge of the Company or Sellers, no account debtor is insolvent or bankrupt, and (C) no account receivable has been pledged to any third party except as reflected on the Financial Statements.

(iv) Each Company and each Subsidiary has filed all Federal, state, county and local income, excise, profits, franchise, property, sales, use, occupancy, value-added and other tax returns, reports and forms required by law to be filed by it, such returns, reports and forms are true and correct, all Taxes have been paid in a timely manner, and the Company has incurred no penalties with respect to any Taxes.

(v) Since March 31, 2019, there has not been:

(A) any Material Adverse Change affecting the Company;

(B) any damage or destruction, whether covered by insurance or not, affecting the business, property or assets of the Company;

(C) any increase in the compensation payable or to become payable by the Company to officers, including the Sellers, or other key salaried employees or agents, or any bonus paid or declared or any increase in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers, key salaried employees or agents.

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(c) Property.

(i) Except as set forth in the Sellers’ Disclosure Letter, neither Company nor any Subsidiary owns any real property. The Companies do not lease any real property except as disclosed in the Sellers’ Disclosure Letter. To Sellers’ and the Companies’ Best Knowledge, each Company has legal and valid occupancy permits, and all other required Permits necessary for the operation of its business in the manner operated by such Company. All rental and other payments due under the leases have been duly made, all acts required to be performed by each Company have been duly performed, and each Company enjoys the unrestricted quiet possession of the properties leased by such Company. To Sellers’ and the Company’s Best Knowledge, no improvement, fixture or equipment in the properties, leased, used or occupied by any Company nor the leasehold or occupation with respect thereto, is in violation of any Environmental, Health and Safety Requirements or any zoning, building or other similar Laws, and all such premises and properties are zoned for the operation of the Business.

(ii) No Company and no Subsidiary is in default of its obligations pursuant to the applicable lease, and there has occurred no event which, with the passage of time or the giving of notice, would result in a default by any Company under any such lease.

(iii) Each Company and Subsidiary has title to all machinery, equipment, items of personal property and other tangible and intangible assets used by it in its business, free and clear of any Claims of any nature whatsoever except as set forth in the Financial Statements and the Sellers’ Disclosure Letter. All of the assets reflected as assets on the Financial Statements are owned by one of the Companies or a Subsidiary, except to the extent any such assets are leased assets. All such leased assets are leased by the Companies pursuant to valid lease agreements. The Sellers have provided Purchaser with true and correct copies of all lease agreements.

(iv) The Company’s leases, Contracts and licenses were made at arms’ length with non-affiliated persons, except as set forth in the Sellers’ Disclosure Letter.

(v) No consent of any lessor of real or personal property is required for the execution and performance by Seller of its obligations pursuant to this Agreement.

(vi) Seller has, or prior to the Closing will, deliver to Purchaser a true and correct lien search of each Company and each Subsidiary in all states and counties in which each such Company’s assets are located.

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(vii) To Sellers’ or the Companies’ Best Knowledge, each Company and each of its predecessors and Affiliates have complied and are in compliance with all Environmental, Health and Safety Requirements. To Sellers’ or any Company’s Best Knowledge, neither the Company, any Subsidiary nor any of its predecessors and Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or dealt in any manner with any Hazardous Materials, and never owned or leased any real property on which any of such activities were conducted. Neither any Company nor any predecessors or Affiliates of any Company has, either expressly or by operation of Law, assumed or undertaken any Liability, including, without limitation, any obligation with respect to corrective or remedial action, on its own behalf or on behalf of any other Person, relating to Environmental, Health and Safety Requirements. No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its predecessors and Affiliates will prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health and Safety Requirements or give rise to other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), pursuant to Environmental, Health and Safety Requirements.

(d) Litigation. There are no claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of any Company) pending or, to the Sellers’ or any Company’s Best Knowledge, threatened against any Company or any of the assets of any Company, at law or in equity or by or before any Governmental Entity or in arbitration or mediation. Neither the Company nor the Company’s assets are subject to, and the Company is not in default with respect to, any Orders that could materially and adversely affect it or would interfere with the transactions contemplated by this Agreement.

(e) Compliance with Laws. To the Best Knowledge of Sellers or the Companies, the Companies are in compliance, in all material respects, with all Laws applicable to the Company’s respective businesses (including, without limitation, with respect to the corporate practice of medicine, zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to Sellers’ or any Company’s Best Knowledge, Environmental, Health and Safety Requirements). There are no Permits required by any Company for the operation of its business except as set forth in the Sellers’ Disclosure Letter, all of which have been obtained by the Company and are in full force and effect. To Sellers’ or any Company’s Best Knowledge, the Company has filed with the proper authorities all statements, reports, information and forms required by all applicable Laws. The Company has not received written notice or informal advice concerning any revocation or limitation of any Permit and no such proceeding is pending, or, to Sellers’ or any Company’s Best Knowledge, threatened.

(f) Contracts and Commitments.

(i) The Companies has provided to Purchaser a complete copy of each Contract to which each Company and Subsidiary is a party and a complete description of any Oral Contract, including any amendment or modification to an existing Contract, other than contracts for the performance of services in the ordinary course of business. All contracts between CPD and the physicians and other medical professionals provide that the physicians and medical professionals are independent contractors with the physicians and medical professionals exercise independent judgment in the practice of medicine, and they fixed and collected their own fees.

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(ii) The Sellers’ Disclosure Letter sets forth a list of each customer or client who, together with its Affiliates, accounted for at least five percent (5%) of Such Company’s or any Subsidiary’s revenues for either of the years ended December 31, 2018 or 2017 or the three months ended March 31, 2019.

(iii) Except as set forth in the Sellers’ Disclosure Letter, neither Company nor any Subsidiary has any outstanding contracts or commitments with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by the Company on notice of not longer than thirty (30) days and without liability, penalty or premium.

(iv) Except disclosed in the Financial Statements, neither Company nor any Subsidiary has any outstanding agreements relating to the borrowing or lending of money.

(v) Neither Company nor any Subsidiary has any collective bargaining or employment agreements, or agreements with any labor union or organization, nor any agreements that contain any severance, retirement, or termination pay liabilities or obligations, and neither Company nor any Subsidiary has been formally or informally advised of any proposed attempts to organize any of either Company’s or any Subsidiary’s employees. To the Best Knowledge of Seller or any Company, the Companies’ relations with its employees are good.

(vi) The Sellers’ Disclosure Letter identifies each employee benefit plan (a “Plan”), as that term is defined in Section 3(3) of ERISA, bonus, deferred compensation, profit sharing, stock purchase, stock option, or retirement arrangement, whether legally binding or not, in which any Company participates or to which or pursuant to which any Company has or may have financial obligations. The Company and each of the Company’s ERISA Affiliates are in compliance in all material respects with the terms of each Plan and each Plan complies in all material respects with the applicable provisions of the Internal Revenue Code and ERISA and the regulations and published interpretations thereunder. Within the times and in the manner prescribed by law, each Company has filed all returns (including, without limitation, Forms 5500) required by law for all Plans maintained by each Company. No Reportable Event, as defined in Section 4043(b) of ERISA or the regulations thereunder for which the thirty (30) days’ notice requirement has not been waived by the Pension Benefit Guaranty Corporation, has occurred with respect to any Plan administered by each Company or any administrator designated by any Company or any ERISA Affiliate. As of March 31, 2019, there is, and on the Closing Date there will be, no unfunded liability under any Plan. Neither any Company nor any ERISA Affiliate has engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, excluding any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Plan which any Company or any ERISA Affiliate maintains, or to which any Company or any ERISA Affiliate contributes, which could subject it or any such other person to any material liability. There are no material actions, suits or claims pending or, to Sellers’ or any of the Companies’ Best Knowledge, any material actions, suits or claims which could reasonably be expected to be asserted, against any Plan maintained by each Company or any ERISA Affiliate, the assets thereof, or against it in connection with any Plan. No Company or Subsidiary is a participant in or contributor to any multi-employer benefit plan, and the Company has no formal or informal agreement requiring contribution to, any multi-employer benefit plan.

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(vii) No Company has made payments or commissions or provided any benefits to others in connection with any sales or proposed sales by any Company, except to employees of a Company or sales representatives regularly engaged by a Company to promote the sale of its products and services. None of such employees or sales representatives is employed or engaged as a consultant, advisor, purchasing representative, employee, officer, director or otherwise, whether paid or unpaid, by any customer or client or proposed customer or client or by any government or governmental agency or body of any kind and description or by any other person, firm or corporation or hold political office or position (whether or not paid) with any government or governmental agency or body or receive remuneration for services rendered from any person, firm or corporation other than one of the Companies.

(viii) No Company has given any power of attorney to any Person for any purpose whatsoever nor has any Company designated any Person as an agent of a Company for any purpose whatsoever.

(ix) The Company is not restricted by any agreement from carrying on its business anywhere in the world.

(x) The Sellers have provided to Purchaser a list of all insurance policies and bonds in force with respect to the each Company and Subsidiary and their respective Businesses, property, and assets.

(xi) Neither Company nor any Subsidiary nor any Seller (on behalf of the Company or in connection with the Business) has made any political and charitable contributions made by Seller or by the Company since January 1, 2016.

(xii) No material customer or client (i.e., a customer or client which represented at least five percent (5%) of such Company’s revenue for either of the years ended December 31, 2018 or 2017 or the three months ended March 31, 2019) has canceled or otherwise terminated the services or, to the Best Knowledge of Seller or any Company, advised any Company in writing of its intention to reduce the scope of services provided by a Company. No material agreement to which either Company or any Subsidiary provides that a transaction such as the transaction provided by this Agreement would result in a termination of the agreement and neither Company nor any Subsidiary has been advised by any such client that the transactions contemplated by this Agreement will affect any agreements or the relationship between either Company or any Subsidiary or and any of their respective material clients.

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(g) Intellectual Property Rights.

(i) Seller does not own or use any patents, patent rights or other Intellectual Property Rights, has not filed any applications with respect to any Intellectual Property Rights, and, neither Seller nor either Company nor any Subsidiary owns or has any rights or interests in or any option or right to acquire or any license of any patents (including re-issues, divisions, continuations and extensions thereof), patent applications, patent rights, patent disclosures docketed, inventions, discoveries, Confidential Know-how, copyrights, trademarks, trademark applications and trade names and similar proprietary rights or Confidential Know-how.

(ii) Neither Seller has any right, title or interest in, or Claim with respect to, any of the Intellectual Property Rights used by either Company or any Subsidiary.

(h) No Defaults.

(i) Each Company and Subsidiary has performed, in accordance with the terms thereof, all material obligations required to be performed by it, and no Company or Subsidiary is in default, in any material respect, under any material agreement to which it is a party

(ii) No Company is in violation of its Organizational Documents or, to Sellers’ and any Company’s Best Knowledge, any judgment, decree or order, applicable to it. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement will not result in any such violation or a violation of any Company’s Organizational Documents or any applicable Law or be in conflict with, constitute a default under, or result in a violation of, or give rise to any right of termination, cancellation or acceleration under, any material agreement to which either Company or any Subsidiary is a party or any Order or governmental regulation applicable to either Company or any Subsidiary.

(i) Related Party Transactions. Except as set forth in the Financial Statements, no current or former Affiliate of the Company, including the Sellers, is now, or has been since January 1, 2016, (i) a party to a transaction or contract with either Company or any Subsidiary or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier, customer or client of either Company (other than immaterial holdings in publicly-traded Persons), nor does any such Affiliate receive income from any source other than any of the Companies which relates to the business of, and should properly accrue to, any of the Companies.

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(j) Restricted Nature of the Securities. Each Seller is an accredited investor within the meaning of Rule 501 of the Commission pursuant to the Securities Act. Each Seller is acquiring the Series A Preferred Stock pursuant to this Agreement and will acquire the shares of common stock, par value $0.0001 per share (“Common Stock”) issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) upon conversion of the Series A Preferred Stock, for investment and not with a view to the sale or distribution thereof. Seller understands that the Preferred Stock and the Conversion Shares (collectively, the “Securities”) constitute restricted securities within the meaning of Rule 144 of the Commission pursuant to the Securities Act and may not be sold or otherwise transferred except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Seller further acknowledges that Seller has no registration rights with respect to the Securities except as provided in Section 4(g) of this Agreement. Seller has been advised by counsel as to the meaning and implication of the acquisition of restricted securities and the illiquid nature of the Securities. Seller acknowledges that the certificate or certificates for the Securities will bear Purchaser’s customary Securities Act restrictive legend. Seller has had access to the SEC Documents and is aware of the risks described therein.

(k) No Broker. Neither Seller nor any Company or Subsidiary nor any of their respective agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement. Seller shall be solely liable for the payment of any such brokerage fees, commissions or finders’ fees, arising from brokers engaged by Seller or any of the Companies.

(l) Copies of Documents. The copies of all insurance policies, material agreements, and other instruments have been delivered to, or made available for inspection by, Purchaser.

(m) Concerning Sellers’ Disclosure Letter. The Sellers’ Disclosure Letter shall not disclose any Material Adverse Change from the information and material delivered by the Sellers to the Purchaser at the time of the delivery of this Agreement.

(n) Reliance by Purchaser. No representation or warranty set forth in this Section 2 or in the Sellers’ Disclosure Letter contains or shall contain any untrue statement of a material fact or, when taken with all such representations, warranties, certificates and other materials so listed in the Sellers’ Disclosure Letter, omitted, omits or will omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company which has not been set forth in this Agreement or in the Sellers’ Disclosure Letter. Purchaser may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

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3. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers that, except as disclosed in Purchaser’s filings with the Commission (the “SEC Documents”):

(a) Corporate.

(i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified to conduct business as a foreign corporation in each state in which the nature of its business or the properties owned or leased by it requires qualification except where the failure to qualify will not have a Material Adverse Effect. Purchaser has full corporate power and authority to carry on its business and to own or lease all of its properties and assets as and in the places such business is now conducted.

(ii) Purchaser has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable in accordance with its respective terms. All necessary action required to be taken by Purchaser for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

(iii) No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by Purchaser in connection with the execution and performance by Purchaser of this Agreement.

(b) Financial.

(i) Purchaser’s financial statements are included in the SEC Documents. Purchaser’s financial statements present fairly the consolidated financial position of Purchaser and its subsidiaries at the respective balance sheet dates and the results of their consolidated operations, changes in stockholders’ equity and cash flows for the periods covered.

(ii) At the close of business on March 31, 2019, neither Purchaser nor its Subsidiaries had any material liabilities, absolute or contingent, of the type required to be reflected on consolidated balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed in its financial statements included on the SEC Documents

(c) Securities. The Series A Preferred Stock which issued pursuant to this Agreement and the Conversion Shares when issued upon such conversion, will be duly and validly authorized and issued, fully paid and non-assessable.

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(d) SEC Documents. Purchaser has provided Sellers with access to the SEC Documents.

(e) No Defaults. Purchaser is not in violation of any term of its certificate of incorporation or by-laws, and Purchaser is not in violation of any judgment, decree or order, applicable to it. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement will not result in any such violation or a violation of Purchaser’s certificate of incorporation or by-laws or any applicable Law or be in conflict with, constitute a default under or result in a violation of (or give rise to any right of termination, cancellation or acceleration under) any Contract, to which Purchaser is a party, or any judgment, decree, order, statute, rule or governmental regulation applicable to Purchaser.

(f) Authority. Purchaser has full power and authority to execute this Agreement and consummate the transactions contemplated by this Agreement, and this Agreement constitutes the legal, valid, binding and enforceable obligations of Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies. All corporate required to be taken by Purchaser in order for it to consummate the transactions contemplated by this Agreement have been taken. Purchaser is not subject to any agreement which would interfere with the transactions contemplated by this Agreement.

(g) No Broker. Neither Purchaser nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement. Purchaser shall be solely liable for the payment of any such brokerage fees, commissions or finders’ fees, arising from brokers engaged by Purchaser.

(h) Reliance by Seller. No representation or warranty set forth in this Section 3 contains or shall contain any untrue statement of a material fact or, omits or will omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading. Seller may rely on the representations set forth in this Section 3 notwithstanding any investigation he may have made.

4. Covenants of the Parties.

(a) Access to Records; Properties.

(i) During the period between the date of this Agreement and the Closing Date, Sellers agrees to cause each of the Companies and each Subsidiary to give Purchaser and its representatives, including its independent accountants, full and prompt access to all of the Companies’ premises and all of the Companies’ books and records, including, without limitation, copies of all filings with the Department of Labor, the Internal Revenue Service and any other taxing authority, customs and immigration authorities, applicable building and zoning authorities; provided that such investigation shall not unreasonably interfere with the Company’s business.

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(ii) During the period between the date of this Agreement and the Closing Date, Purchaser shall provide Seller and its independent accountants, full and prompt access to all of Purchaser’s and its Subsidiaries’ books and records, including, without limitation, copies of all filings with the Department of Labor, the Internal Revenue Service and any other taxing authority, customs and immigration authorities, applicable building and zoning authorities; provided that such investigation shall not unreasonably interfere with their business.

(b) Operation of the Companies’ Business Prior to Closing. Seller agrees that from the date of this Agreement to the Closing Date, without Purchaser’s prior written consent, each Company will operate its business substantially as it is presently operated and only in the ordinary course of business.

(c) Noncompetition. Each Seller hereby covenants and agrees that, from the date of this Agreement until two (2) years from the Closing Date, such Seller will not directly or indirectly (i) engage in the JAS Business (whether for profit or not for profit), whether as an officer, director, consultant, stockholder, guarantor, principal, agent, member, operator, proprietor, employee, advisor or in any other manner in the United States, or (ii) solicit any present or proposed client or customer of JAS, or any Affiliate of Purchaser or (iii) employ or engage any employee of JAS or Purchaser or any Affiliate of Purchaser or (iv) aid or assist others with respect to any of the foregoing. The parties hereto acknowledge and agree that Purchaser’s business is national in scope and that the foregoing non-competition covenant is an integral part of this Agreement for which Seller is receiving adequate compensation, that Purchaser would not enter in this Agreement without the inclusion of the Covenants and that if any court of competent jurisdiction shall hold that the scope or duration of the covenant not to compete set forth in this Section 4(c) is not reasonable or otherwise enforceable, then the parties agree that such court shall enforce the covenant to the greatest extent permitted under applicable law. As used in this Section 4(c) a present client or customer shall mean a customer of any Company who is or was a customer or client of JAS, Purchaser or an Affiliate of Purchaser at any time during two years preceding the Closing and a prospective client or customer shall mean any client or customer actively solicited by any Company, Purchaser or Affiliate of Purchaser at any time during the two (2) year period ending on the date of the Closing Date.

(d) Non-Disclosure and Non-Disturbance. Each Seller agrees that it will not, and Seller will cause its Affiliates not to, at any time use or disclose to any Person any Confidential Information relating to any Company, Purchaser or any Affiliate of Purchaser which provided Confidential Information to such Seller; provided, however, that nothing in this Section 4(d)(i) shall be construed to prohibit Seller or the Company from (x) using or disclosing such information if it shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure and (y) complying with legal process, provided, that Purchaser shall be given prompt notice in time to enable it to object to such disclosure.

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(e) Injunctive Relief. Seller and Purchaser each agrees that its violation or threatened violation of any of the provisions of Sections 4(c) and 4(d) of this Agreement shall cause immediate and irreparable harm to Purchaser or Seller, as the case may be. In the event of any breach or threatened breach of said provisions, Seller consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting such party from any violation or threatened violation of these provisions and compelling Seller to comply with these provisions. This Section 4(e) shall not affect or limit, and the injunctive relief provided in this Section 4(e) shall be in addition to, any other remedies available to Purchaser at law or in equity.

(f) Registration Rights. Sellers shall have the piggyback registration rights set forth in Exhibit C to this Agreement.

(g) Opinion of Counsel. Prior to the Closing, Sellers will obtain the opinion of counsel to the effect that the acquisition by Purchaser of CPD or the conduct of its Business by CPD as a subsidiary of Purchaser, assuming that the Purchaser conducts the CPD Business in the same manner as CPR, shall not constitute the corporate practice of medicine in violation of the Laws of the State of Texas or the State of Oklahoma.

5. Indemnification.

(a) Indemnification by Sellers. Sellers shall jointly and severally indemnify and hold Purchaser harmless from and against any Losses that Purchaser may suffer, sustain, incur or become subject to, arising out of, based upon, or by reason of any breach of the warranties, representations, covenants and agreements of Seller contained in this Agreement to the extent that such Losses exceed $100,000; provided, that this limitation shall not apply to liability for violation of Section 2(k). The obligations of Sellers pursuant to this Section 5(a) are in addition to, and not in lieu of, any of the other obligations of Sellers pursuant to this Agreement.

(b) Indemnification by Purchaser. Purchaser shall indemnify and hold Seller harmless from and against any Losses that he may suffer, sustain, incur or become subject to, arising out of, based upon, or by reason of any breach of the warranties, representations, covenants and agreements of Purchaser contained in this Agreement to the extent that such Losses exceed $100,000; provided, that this limitation shall not apply to liability for violation of Section 3(. The obligations of Purchaser pursuant to this Section 5(b) are in addition to, and not in lieu of, any of the other obligations of Purchaser pursuant to this Agreement.

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(c) Procedure for Claims by Third Parties. Promptly upon receipt by an indemnified party under Section 5(a) or (b) of this Agreement, of notice of the commencement of any action for which indemnification is to be sought pursuant to said Section 5(a) or 5(b), such indemnified party shall notify the indemnifying party in writing of the commencement thereof; provided, that the failure to notify the indemnifying party shall relieve the indemnifying party from liability under said Section 5(a) or 5(b) only to the extent that the indemnifying party was prejudiced as a result thereof or unless such indemnifying party has otherwise received actual notice of the action at least thirty (30) days before any answer or response is required by the indemnifying party in its defense of such action, but will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 5. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is, in the opinion of counsel to the indemnified party, inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by all indemnified parties in each jurisdiction), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Section 5 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

(d) Procedure for Other Claims. Indemnity claims for indemnity pursuant to this Section 5, other than those covered by Section 5(c) of this Agreement, shall be submitted in writing. Such notice shall specify in reasonable detail the basis for such claim. In the event that the other party disputes the validity of the indemnity claim, such party shall give notice to such effect within fifteen (15) business days after the date of the indemnity claim, and if such notice is not given prior to the expiration of such fifteen (15) business day period, the indemnity claim shall be deemed to be accepted and the indemnifying party shall promptly make such payment. If the parties are not able to resolve the dispute within thirty (30) days after the date of the notice disputing the validity of the indemnity claim, or such longer period as they may agree upon, the matter shall be submitted to binding arbitration in Houston, Texas under the rules then obtaining of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and conclusive on all parties and may be entered in any court having jurisdiction. The arbitrator(s) shall have no power or authority to modify or amend any provisions of this Agreement. The arbitrator(s) may, in his or their discretion, award costs and fees.

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(e) Limitation on Liability. In no event shall the liability of Purchaser or Seller pursuant to this Section 5 exceed value of the Purchase Price.

(f) Survival.

(i) The representations and warranties of the parties shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period (the “Survival Period”) of eighteen (18) months after the Closing Date, except that, with respect to any liability which may arise under any tax laws, labor or pension (including ERISA) laws or regulations or Environmental, Health and Safety Requirements, the Survival Period shall continue until six months after the expiration of the applicable statute of limitations. If any claim for indemnification is made prior to the expiration of the Survival Period, the Survival Period shall continue with respect to such pending claims until the claims shall have been resolved either by agreement or by an Order which is final beyond right of review or appeal.

(ii) The covenants and other agreements contained in Sections 4(c), (d), (e) and the Confidentiality Agreement and any other provisions of this Agreement which by their terms relate to events which follow the Closing shall survive the Closing until they are otherwise terminated, whether by their terms or as a matter of law.

(iii) The date upon which any representation, warranty, covenant or agreement terminates is referred to as the Survival Date, and the period ending on the Survival Date is the Survival Period.

6. Termination.

(a) This Agreement may be terminated prior to the Closing Date:

(i) By either party if the Closing Date shall not have occurred within ninety (90) days from the date of this Agreement, provided, however, that no party may terminate this Agreement if such party is in breach of the representation and warranties of such party or such party is otherwise in breach or violation of its obligations under this Agreement.

(ii) By the written agreement of Purchaser and Seller.

(iii) By Sellers or Purchaser in the event that the other party shall have breached their respective representations, warranties, covenants and agreements in any material respect or failed to comply in any material respect with their respective obligations pursuant to this Agreement in any material respect, and such failure shall have continued for more than twenty (20) days after notice thereof, in reasonable detail, shall have been given by the party seeking to terminate this Agreement.

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(b) In the event of a termination of this Agreement pursuant to this Section 6, no party shall have any obligation to any other party except as expressly provided in Sections 4(d) and 4(f) (as they relate to non-disclosure of confidential material) and 8(e) and the last sentence of Section 8(a) of this Agreement.

7. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person; provided, that with respect to any Person which is a publicly traded Entity, an Affiliate shall not include a stockholder of such Person unless such stockholder is an affiliate as a result of the application of clause (iii) of this Section 7(a).

(b) “Best Knowledge” of any Person shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such Person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. In connection therewith, the knowledge (both actual and constructive) of the Sellers shall be imputed to be the knowledge of the Companies.

(c) “Business” shall have the meaning set forth in the first introductory paragraph of this Agreement.

(d) “Claim” shall mean any security interests, liens, pledges, claims, charges, escrows, Encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether or not relating in any way to credit or the borrowing of money, and claim or right under community property or similar laws or any other claim or right arising out of any marital relationship.

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(e) “Closing” shall have the meaning set forth in Section 1(d) of this Agreement.

(f) “Closing Date” shall have the meaning set forth in Section 1(d) of this Agreement.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Companies” shall have the meaning set forth in the heading of this Agreement.

(i) “Confidential Information” shall mean all information of a proprietary or confidential nature relating to any Person, including, but not limited to, such Person’s trade secrets or proprietary information, Confidential Know-how, and products, processes, inventions and discoveries, whether or not patentable, and information concerning such Person’s services, business, customer or client lists, proposed services, marketing strategy, pricing policies and the requirements of its clients and relationships with its lenders, suppliers, licensors, licensees and others with which a Person has a business relationship.

(j) “Confidential Know-how” shall mean proprietary information concerning a Person’s patent applications, products and services, and shall include, but not be limited to, proprietary know-how, software, product formulae, manufacturing, engineering and other drawings, process flow data, trade secrets, technology, technical information, engineering data, design and engineering specifications and similar materials recording or evidencing proprietary expertise relating to such Person’s business, whether or not currently or heretofore used by such Person and used by or useful to such Person in the conduct by such Person of its business in the normal course.

(k) “Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(l) “Convertible Security” shall mean (i) any option, warrant or right to acquire, shares of any class or series of capital stock, whether issued by Seller or the Company, (ii) any bond, debenture or debt instrument of any kind or class or series of preferred stock or other security upon the conversion of which any shares of any class or series of capital stock may be issued, (iii) any agreement of any kind pursuant to the terms of which any shares of any class or series of capital stock may be issued; (iv) any stock option, stock purchase or other equity based incentive plan, or (v) any so-called phantom stock or similar plan whereby any person has any right to be treated for any purpose as owning or being deemed to own an equity interest in the Company. “Convertible Securities” shall mean one or more Convertible Security.

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(m) “Covenants” shall mean the obligations of Seller pursuant to Sections 4(c) and (d) of this Agreement.

(n) “Encumbrances” shall mean and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

(o) “Environmental, Health and Safety Requirements” shall mean all Federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law obligations concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, medical waste, noise or radiation, each as amended and as now or thereafter in effect.

(p) “ERISA” shall mean the Employment Retirement Income Security Act of 1974, as amended.

(q) “ERISA Affiliate” shall mean, with respect to any Person, any entity that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

(r) “Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

(s) “Hazardous Materials” shall mean any hazardous or toxic chemicals, materials or substances; any pollutants or contaminants; or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety Requirements).

(t) “Intellectual Property Rights” shall mean all trade names, trademarks, service marks and trade marks, patents, patent applications, proprietary products, trade secrets, license rights and all other intellectual property rights, whether or not any of the foregoing are registered with the United States Patent and Trademark Office, including, without limitation, the trade names, trade marks, trade mark applications, patents, patent applications and license rights listed on Exhibit E to this Agreement.

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(u) “Law” shall mean any law, statute, treaty, rule, regulation or Order of any Governmental Entity.

(v) “Liability” shall mean any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless or when asserted and regardless of whether such obligation is required to be reflected as a liability on a corporate balance sheet prepared in accordance with generally accepted accounting principles.

(w) “Losses” shall mean any and all losses, claims, shortages, damages, liabilities, expenses, actions, causes of action, charges, costs and expenses, including reasonable attorneys’ and accountants’ and other professionals’ fees, assessments, Tax deficiencies and Taxes incurred in connection with any matter that is the subject of indemnification pursuant to Section 7 of this Agreement or in connection with the receipt of any such indemnification (including interest or penalties thereon), and all reasonable costs incurred by such party in connection with the investigation and enforcement of any of the indemnification obligations set forth in said Section 7.

(x) “Material Adverse Change” shall mean, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance or any event which affects the ability of a party to comply with its obligations under this Agreement; provided, that that if a loss is covered by insurance and as a result there is no adverse effect, then no Material Adverse Change has occurred as a result of such loss. “Material Adverse Effect” shall mean a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or prospects of a Person, or which affects the ability of such Person to perform his, her or its obligations under this Agreement.

(y) “Oral Contracts” shall mean contracts or agreements which impose a material obligation on the Company or any Subsidiary or which, if breached, would constitute a breach or default by the Company or any Subsidiary of any written agreement to which it is a party or which would otherwise have a Material Adverse Effect on either Company or any Subsidiary.

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(z) “Orders” shall mean judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

(aa)“Permits” shall mean all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

(bb) “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

(cc) “Proceedings” means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

(dd) “Subsidiaries” shall mean each corporation, limited liability company, partnership or other entity of which a majority of the voting rights or a majority of the equity interest are owned by one or more of the Companies or any other Subsidiary, all of which are listed on the Exhibit B.

(ee) “Tax” shall mean any of the Taxes.

(ff) “Tax Returns” shall mean Federal, state, local and foreign tax returns, reports, statements, declarations of estimated tax and forms.

8. Miscellaneous.

(a) Entire Agreement. This Agreement, including any Exhibits and the Sellers’ Disclosure Letter, which constitute integral parts of this Agreement, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and prior written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

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(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by e-mail, facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 8(c). Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by email or telecopier, upon the date of receipt provided that receipt is acknowledge by the recipient. Notices shall be sent to the parties at their respective addresses set forth at the beginning of this Agreement to the attention of the person executing this Agreement on behalf of such party or by email or telecopier to the email or telecopier number set forth on the signature page of this Agreement. No notice shall be sent by telecopier to a Person who does not include a telecopier number on the signature page.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Subject to Section 8(e) of this Agreement, each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the City of Houston, Harris County in the State of Texas, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 8(c) of this Agreement (other than by email or telecopier), or (y) by any other method of service permitted by law.

(e) Arbitration. Any dispute concerning this Agreement or the rights of the parties (other than an action for injunctive relief pursuant to Section 4(e) of this Agreement, shall be submitted to binding arbitration. Such arbitration shall be in Houston, Texas under the rules then obtaining of the American Arbitration Association. The award of the arbitrator(s) shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator(s) shall have the power, in his or their discretion, to award counsel fees and costs to the prevailing party. The arbitrator(s) shall have no power to modify or amend any specific provision of this Agreement.

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(f) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses. Any expenses incurred by the Companies in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by Sellers, except that Purchaser shall pay the costs relating to the audit and review of the Financial Statements and the cost of the opinion to be delivered pursuant to Section 4(g) of this Agreement.

(g) Tax Consequences. Each party to this Agreement is relying on its own tax advisors as to the tax consequences of this Agreement and the transactions contemplated by this Agreement, and no party is making any representations or warranties of any kind as to such tax consequences to any other party.

(h) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that Seller may not assign this Agreement or any of its rights under this Agreement without the prior written consent of Purchaser.

(i) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(j) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k) Electronic Delivery. This Agreement, the documents referred to herein, and each other agreement or instrument entered into or delivered in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a PDF of the signed Agreement or other instrument or document delivered by electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person; provided, however, that the Sellers shall, promptly after the Closing, deliver the stock certificates for the Company Stock to the Purchaser by overnight courier service. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a PDF delivered by electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic mail as a defense to the formation or enforceability of a contract and each party forever waives any such defense. If less than a complete copy of this Agreement is delivered, the other party and its advisors (including legal counsel) are entitled to assume that the delivering party accepts and agrees, and the delivering party shall be deemed to have accepted and agreed, to all of the terms and conditions of the pages not delivered unaltered.

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(l) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(m) Exhibits; Sellers’ Disclosure Letter. One complete set of the Exhibits and the Sellers’ Disclosure Letter has been marked for identification and delivered by each of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Email and Telecopier Number	Signature
PRECHECK HEALTH SERVICES, INC.

	By:	/s/ Larry Biggs
Larry Biggs, CEO

/s/ Justin Anderson
Justin Anderson

/s/ Stacey Anderson
Stacey Anderson

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List of Exhibits

Exhibit	Description	Section Reference
A	Provision of Series A Preferred Stock	1(a)
B	Stock ownership; Subsidiaries	2(a)
C	Piggyback registration rights	4(f)

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Exhibit A

Description of the Series A Preferred Stock:

Conversion:

Each share of Series A Preferred Stock is convertible at any time after issuance into one share of Common Stock of Purchaser, such shares being referred to as the “Conversion Shares.”  No fractional shares will be issued; any fractional shares issuable upon conversion of the Series A Preferred Stock will be rounded up to the next higher integral number of shares.

Adjustments:

The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is subject to adjustment in the event of stock splits, distribution, dividends, reverse splits and other similar recapitalizations.

Dividends:

If Purchaser shall pay any dividend on the Common Stock, Purchaser shall pay a dividend on the Series A Preferred Stock equal to the dividend which would be payable on the Common Stock in which the Series A Preferred Stock is convertible on the dividend payment date.

Voting Rights:	Except where otherwise required by law, the holders of the Series A Preferred Stock shall have voting rights with the holders of the Common Stock on an “as-if converted” basis.

With respect to any matters which require the approval of the holders of the Series A Preferred Stock as a single class, each share of Series A Preferred Stock shall have one vote.

Automatic Conversion:

The Series A Preferred Stock will automatically be converted into Common Stock at such date as the closing price on the principal stock exchange or market on which the Common Stock is traded has a closing price equal to $2.00 per share (such number to be subject to adjustment in the event of stock splits, distribution, dividends, reverse splits and other similar recapitalizations).

No Redemption Right:	Purchaser has no right to redeem the Series A Preferred Stock without the consent of the holder.

Liquidation Preference:

Subject to the rights of any class or series of capital stock which is senior to or on a parity with the Series A Preferred Stock upon liquidation, the Series A Preferred Stock will have a liquidation preference per share of $0.01per share. After payment of this preference in full, the holders of the Common Stock shall be entitled to an amount per share determined by dividing $0.01 by the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock.  Thereafter, subject to the rights of the holders of any series of Preferred Stock which is senior in liquidation to the Series A Preferred Stock, the holders of the Series A Preferred Stock and Common Stock and such other series of Preferred Stock shall receive payments as if they were shares of a single class, with each share of Series A Preferred Stock and such other series of Preferred Stock such being entitled to share in such payments on an “as-if converted” basis.

Merger or Consolidation:

In the event of the merger or consolidation of Purchaser in a transaction in which Purchaser is not the surviving entity or the sale by Purchaser of all or substantially of its business and assets the shares of Series A Preferred Stock then outstanding will be automatically converted into Common Stock immediately prior to the effective time of the transaction.

Additional Securities:

There are no restrictions or prohibitions upon the issuance by the Company of additional shares of any class or series of capital stock, regardless of whether such class is senior or junior to or on a parity with the Series A Preferred Stock.

A-1

Exhibit B

Authorized Stock, Stock Ownership and Subsidiaries

JAS Consulting, Inc.

Par Value per share: $1.00

Authorized Shares: 1,000

Outstanding Shares: 1,000

Stock Ownership

Justin Anderson: 500

Stacey Anderson: 500

Center for Psychological Development, Inc.

JAS Consulting, Inc.

Par Value per share: $1.00

Authorized Shares: 1,000

Outstanding Shares: 1,000

Stock Ownership

Justin Anderson: 500

Stacey Anderson: 500

Subsidiary:

Name: Serenity Counseling, Inc.

Authorized Shares: [to be supplied]

Outstanding Shares (all in the name of Center for Psychological Development, Inc.):

B-1

Exhibit C

Piggyback Registration Rights

(1) At any time during the period commencing six months from the Closing Date and ending five years from the Closing Date, the Company shall advise the Sellers or any then holder of the Conversion Shares (each such person being referred to herein as a “holder”) by written notice at least one (1) week prior to the filing of any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering securities of the Company and will, subject to Section (5) of this Exhibit C, upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Conversion Shares; provided, however, that the Company shall not be required to include such Conversion Shares in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter shall have advised the Company that the inclusion of such Conversion Shares will have a material adverse effect upon the ability of the Company to sell securities for its own account, and provided further that the holder is not treated less favorably than others having piggyback registration rights. The Company shall keep such registration statement current for a period of nine (9) months from the effective date of such registration statement or until such earlier date as all of the registered Conversion Shares shall have been sold. In connection with such registration, although the Company cannot require the managing underwriter to include Conversion Shares in a registered offering, if requested by the managing underwriter as a condition to the inclusion of the Conversion Shares in the registration statement, the holders shall agree to lock-up from selling the shares for such period, not to exceed twelve (12) months, as the managing underwriter shall request, in which event the Company will keep the registration statement effective for six (6) months after the expiration of the lock-up period

(2) The following provision of this Exhibit C hall also be applicable:

(A) The Company shall bear the entire cost and expense of any registration of securities pursuant to this Exhibit C. Any holder whose Conversion Shares are included in any such registration statement shall, however, bear the fees of his own counsel and accountants and any transfer taxes or underwriting or brokers’ discounts or commissions applicable to the Conversion Shares sold by him or her pursuant thereto.

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(B) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Conversion Shares each other person, if any, who controls such holder or underwriter, and their respective directors, officers, partners, agents and affiliates from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), which are collectively referred to as “Losses,” arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Company contained in the registration statement, or any amendment thereof, or in any preliminary prospectus or the prospectus, or any amendment thereof or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose (or based upon written information furnished by the Company) filed in any state or other jurisdiction in order to qualify any of the Conversion Shares under the securities laws thereof (any such application, document or information being referred to as a “Blue Sky Application”); or (ii) the omission or alleged omission to state in any such registration statement, preliminary prospectus or prospectus, or amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of any holder specifically for use in connection with the preparation thereof, and further provided, however, that the foregoing indemnity with respect to any untrue statement, alleged untrue statement, omission, or alleged omission contained in any preliminary prospectus shall not inure to the benefit of any holder from whom the person asserting any such loss, claims, damage, liability or action purchased any of the securities that are the subject thereof (or to the benefit of any person who controls such holder or other person), if a copy of the prospectus was not delivered to such person with or prior to the written confirmation of the sale of such security to such person. The indemnify provided for in this Section (2)(B) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Conversion Shares by the indemnified party. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(C) In connection with any registration statement filed by the Company pursuant to this Exhibit C in which a holder has registered for sale Conversion Shares, the holder shall, and by acceptance of the Series A Preferred Stock or the Conversion Stock, agrees to, indemnify and hold harmless the Company and each of its directors, officers, employees and agents, each underwriter and each other person, if any, who controls the Company, the underwriter and each other seller and such underwriter’s and such seller’s directors, officers, stockholders, partners, employees, agents and affiliates from and against any and all Losses to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any amendment thereof, or in any preliminary prospectus or the prospectus, or any amendment thereof or supplement thereto, or in a Blue Sky Application, or (ii) the omission or the alleged omission to state in any such registration statement, preliminary prospectus or prospectus, amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that the same was made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The indemnify provided for in this Section (2)(C) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Conversion Shares by the indemnified party. This indemnity agreement will be in addition to any liability that the holder may otherwise have.

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(D) Within five (5) days after receipt by an indemnified party under Section (2)(B) or (2)(C) of this Exhibit C of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under either of such sections, notify the indemnifying party in writing of the commencement thereof; the failure so to notify the indemnifying party shall relieve the indemnifying party from any liability under this Section (2) as to the particular item for which indemnification is then being sought, unless such indemnifying party has otherwise received actual notice of the action at least thirty (30) days before any answer or response is required by the indemnifying party in its defense of such action, but will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section (2). If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) in the opinion of counsel for the indemnified parties, representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Section (2)(D) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (x) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction which counsel is approved by indemnified parties (whether pursuant to this Agreement, or other agreements if the claim relates to the same or similar allegations) holding a majority of the shares as to which indemnification is claimed), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Section (2)(D) for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

(E) If the indemnification provided for in this Exhibit C shall for any reason be unavailable to an indemnified party under Section (2)(B) or (2)(C) of this Exhibit C in respect of any Losses, then, in lieu of the amount paid or payable under said Section (2)(B) or (2)(C), the indemnified party and the indemnifying party under said Section (2)(B) or (C) shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Conversion Shares covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Conversion Shares; provided, that, for purposes of this clause (ii), the relative benefits received by any prospective sellers shall be deemed not to exceed (and the amount to be contributed by any prospective seller shall not exceed) the amount received by such seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the holders of Conversion Shares to contribute as provided in this Section (2)(E) are several in proportion to the relative value of their respective Conversion Shares covered by such registration statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Losses effected without such person’s consent.

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(F) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Conversion Shares.

(G) In connection with any registration statement filed pursuant to this Exhibit C, the Purchaser shall supply prospectuses and qualify the Conversion Shares for sale in such states as the holders may reasonably designates, provided, that the Purchaser shall not be required to qualify or register the Conversion Shares in any jurisdiction where such qualification or registration would require the Purchaser to submit generally to the jurisdiction of such state.

(3) As a condition to the inclusion of the Conversion Shares of the holder of the Conversion Shares in any registration statement pursuant to this Exhibit C, the holder shall:

(A) furnish the information and indemnification as set forth in this Exhibit C, together with any additional information which the Company may request in order to enable it to file the registration statement and update such information immediately upon the occurrence of any events or condition which make the information concerning the holder inaccurate in any material respect;

(B) not sell any Conversion Shares pursuant to the registration statement except in the manner set forth in the registration statement;

(C) comply with the prospectus delivery requirements and the provisions of Regulation M of the Commission pursuant to the Securities Act;

(D) not sell or otherwise transfer or distribute any Conversion Shares if the holder possesses any material nonpublic information concerning the Company;

(E) not sell or otherwise transfer any Conversion Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the holder is advised that the Conversion Shares may be sold pursuant to the registration statement; and

(F) agree to the indemnity provisions and the restrictions on sale set forth in this Exhibit C.

(4) The provisions of this Exhibit C relate to the Conversion Shares, and no holder shall have any right to register or require the Company to register the Series A Preferred Stock.

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